                       TO BE EFFECTIVE NOVEMBER 30, 2000

                    AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                           STRONG EQUITY FUNDS, INC.

     The undersigned Vice President and Assistant Secretary of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of common stock of Strong Mid Cap Growth Fund and Strong Small Cap Value Fund as the Class Z series of Strong Advisor Mid Cap Growth Fund and Strong Advisor Small Cap Value Fund, respectively, as indicated below, and to create the Class A series, Class B series, Class C series, and Class L series of each of the Strong Advisor Mid Cap Growth Fund and Strong Advisor Small Cap Value Fund.

     "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

Class                                  Series          Authorized Number of Shares
-----                                  ------          ---------------------------
Strong Advisor Mid Cap Growth Fund     Class A         Indefinite
                                       Class B         Indefinite
                                       Class C         Indefinite
                                       Class L         Indefinite
                                       Class Z         Indefinite
Strong Advisor Small Cap Value Fund    Class A         Indefinite
                                       Class B         Indefinite
                                       Class C         Indefinite
                                       Class L         Indefinite
                                       Class Z         Indefinite
Strong Dow 30 Value Fund                               Indefinite
Strong Enterprise Fund                 Investor        Indefinite
                                       Advisor         Indefinite
Strong Growth Fund                     Investor        Indefinite
                                       Advisor         Indefinite
                                       Institutional   Indefinite
Strong Growth 20 Fund                  Investor        Indefinite
                                       Advisor         Indefinite
Strong Index 500 Fund                                  Indefinite
Strong Internet Fund                                   Indefinite

     Class                              Series    Authorized Number of Shares
     -----                              ------    ---------------------------
Strong Mid Cap Disciplined Fund                   Indefinite
Strong Strategic Growth Fund                      Indefinite
Strong Technology 100 Fund                        Indefinite
Strong Technology Index Plus Fund                 Indefinite
Strong U.S. Emerging Growth Fund                  Indefinite
Strong Value Fund                                 Indefinite'"

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 10, 2000 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Class A series, Class B series, Class C series, or Class L series of each of Strong Advisor Mid Cap Growth Fund or Strong Advisor Small Cap Value Fund have been issued.


     Executed in duplicate this 6th day of November, 2000.


                                        STRONG EQUITY FUNDS, INC.


                                        By: ___________________________________
                                            Cathleen A. Ebacher, Vice President
                                               and Assistant Secretary

This instrument was drafted by:

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051